As filed with the Securities and Exchange Commission on May 21, 2021.

Registration No. 333-256154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marqeta, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	27-4306690
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 Grand Avenue

6th Floor

Oakland, CA 94612

(888) 462-7738

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Jason Gardner

Founder, Chief Executive Officer

Marqeta, Inc.

180 Grand Avenue

6th Floor

Oakland, CA 94612

(888) 462-7738

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Caine Moss Mitzi Chang Bradley C. Weber Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Seth R. Weissman Alina A. Zagaytova Marqeta, Inc. 180 Grand Avenue 6th Floor Oakland, CA 94612 (888) 462-7738	Steven V. Bernard Catherine D. Doxsee Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-256154) of Marqeta, Inc. (the “Registration Statement”) is being filed as an exhibits-only filing. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect immediately prior to the completion of this offering.

3.3**	Amended and Restated Bylaws of the Registrant, as currently in effect.

3.4	Form of Amended and Restated Bylaws of the Registrant to be in effect immediately prior to the completion of this offering.

4.1**	Form of Class A common stock certificate of the Registrant.

4.2**	Amended and Restated Investors Rights Agreement, dated May 27, 2020, by and among the Registrant and certain of its stockholders.

4.3**	Warrant to Purchase Stock issued to Comerica Ventures Incorporated by the Registrant, dated October 11, 2013.

4.4**	Warrant to Purchase Stock issued to Comerica Ventures Incorporated by the Registrant, dated October 11, 2013.

4.5**	Warrant to Purchase Common Stock issued to Silicon Valley Bank by the Registrant, dated October 22, 2015.

4.6**	Warrant to Purchase Stock issued to Silicon Valley Bank by the Registrant, dated September 26, 2016.

4.7†	Warrant to Purchase Common Stock issued to Uber Technologies, Inc. by the Registrant, dated September 15, 2020, as amended on January 7, 2021.

4.8†**	Warrant to Purchase Common Stock issued to Square, Inc. by the Registrant, dated March 13, 2021.

4.9†	Warrant to Purchase Common Stock issued to Ramp Business Corporation by the Registrant, dated March 31, 2021.

5.1*	Opinion of Goodwin Procter LLP.

10.1	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

10.2#	2011 Equity Incentive Plan, as amended, and forms of agreements thereunder.

10.3#*	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.

10.4#*	2021 Employee Stock Purchase Plan.

10.5#	Senior Executive Cash Incentive Bonus Plan.

10.6#	Executive Severance Plan.

10.7#	Non-Employee Director Compensation Policy.

10.8#**	Offer Letter between the Registrant and Jason Gardner dated June 6, 2011.

10.9#**	Offer Letter between the Registrant and Omri Dahan dated June 9, 2011.

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Exhibit Number	Exhibit Title

10.10#**	Offer Letter between the Registrant and Kevin Doerr dated February 25, 2020.

10.11#**	Separation Agreement and Release between the Registrant and Omri Dahan dated March 17, 2021.

10.12#**	Form of Director Offer Letter.

10.13**	Lease Agreement by and between the Registrant and MACH II 180 LLC, dated on or about March 1, 2016, as amended on November 8, 2017 and March 14, 2019.

10.14†

Master Services Agreement by and between the Registrant and Square, Inc., dated April  19, 2016, as amended on September 1, 2016, October 18, 2016, December 24, 2016, June 30, 2017, August 2, 2017, October 1, 2017, April 1, 2018, June 6, 2019, September 20, 2019, February  7, 2020, November 18, 2020, November 18, 2020, and March 13, 2021.

10.15†**	Amended and Restated Prepaid Card Program Manager Agreement by and between the Registrant and Sutton Bank, dated April 1, 2016, as amended on December 21, 2017, September 1, 2018, and August 1, 2020.

21.1	Subsidiaries of the Registrant.

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (see page II-6 of the original filing of this Registration Statement on Form S-1).

*	To be filed by amendment.
**	Previously filed.
#	Indicates management contract or compensatory plan, contract or agreement.
†	Certain confidential information contained in this exhibit has been omitted because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California, on May 21, 2021.

MARQETA, INC.

By:	/s/ Jason Gardner
Jason Gardner Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Gardner Jason Gardner	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2021

/s/ Philip Faix Philip Faix	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2021

* Amy Chang	Director	May 21, 2021

* Martha Cummings	Director	May 21, 2021

* Gerri Elliott	Director	May 21, 2021

* Helen Riley	Director	May 21, 2021

* Arnon Dinur	Director	May 21, 2021

* Judson Linville	Director	May 21, 2021

* Christopher McKay	Director	May 21, 2021

* Godfrey Sullivan	Director	May 21, 2021

*By:	/s/ Jason Gardner
Jason Gardner
Attorney-in-Fact

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